UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2005

Gray Television, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	1-13796	58-0285030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4370 Peachtree Road NE, Atlanta, Georgia		30319
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(404) 504-9828

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2005, Gray Television, Inc. ("Gray") entered into an amendment to the Fifth Amended and Restated Loan Agreement dated June 28, 2005 by and among Gray, Wachovia Bank, National Association, Bank of America, N.A., Deutsche Bank Trust Company Americas, Allied Irish Banks, PLC and KeyBank National Association. This amendment changes the definition of fixed charges to exclude certain expenditures, which had previously been included in fixed charges. The result of this change is that the associated fixed charges ratio covenant is less restrictive for Gray.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

November 2, 2005	By:	James C. Ryan

Name: James C. Ryan
Title: Senior Vice President and Chief Financial Officer